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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the captions "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Experts" and to the use of our report dated March 18, 2003, in Amendment No. 2 to the Registration Statement on Form SB-2 (File No. 333-104797) and related Prospectus of MigraTEC, Inc. filed June 4, 2003 for the registration of 128,403,941 shares of its common stock.


                                              /s/ ERNST & YOUNG LLP
                                              ---------------------
                                              Ernst & Young LLP



Dallas, Texas

June 4, 2003